NEWS RELEASE

ASCENT ENERGY INC.

For Immediate Release

ASCENT ENERGY INC. COMPLETES
ACQUISITION OF PONTOTOC PRODUCTION, INC.

New Orleans, Louisiana; August 22, 2001. Ascent Energy Inc. announced today that Ascent Energy has completed its acquisition of Pontotoc Production, Inc.

On August 14, 2001, Pontotoc Acquisition Corp., a wholly-owned subsidiary of Ascent Energy, merged with and into Pontotoc pursuant to a short-form merger under Nevada law. As a result of the merger, each outstanding share of common stock of Pontotoc (except for shares held in treasury by Pontotoc, shares held by Pontotoc Acquisition Corp. or shares as to which dissenters' rights have been properly exercised) was converted into the right to receive $9.00 in cash, without interest, and one share of 8% Series B Convertible Preferred Stock of Ascent Energy.

Ascent Energy is an independent energy company engaged in the acquisition, exploitation, exploration, development, and production of natural gas and crude oil.

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CONTACT: Jeffrey Clarke, President of Ascent Energy Inc. (504) 586-8888